As filed with the Securities and Exchange Commission July 17, 2002
File  No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          OEF CORPORATE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                     NEVADA                         88-0514502
        (State or Other Jurisdiction of           (IRS Employer
         Incorporation or Organization)         Identification No.)

                          3639 MIDWAY DR., SUITE B-323
                              SAN DIEGO,  CA  92110
         (Address and telephone number of registrant's principal offices)

                                NATALIE SHAHVARAN
                          3639 MIDWAY DR., SUITE B-323
                              SAN DIEGO,  CA  92110
                                  619-688-9308
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            CLETHA A. WALSTRAND, ESQ.
                            CLETHA A. WALSTRAND, P.C.
                           8 EAST BROADWAY, SUITE 609
                         SALT LAKE CITY, UT  84111-2204
                                 (801) 363-0890
                               (801) 363-8512 FAX

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If  any  of  the securities being registered on this form are to be offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box:   [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

Title of each class   Amount to be    Proposed offering   Proposed maximum     Amount of
of securities to      registered      price per share     aggregate offering   registration
be registered                                             price                fee


Common Stock. . . .  300,000 shares  $   0.50 per share  $           150,000  $       13.80


     The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------
TABLE  OF  CONTENTS
--------------------------------
Prospectus Summary . . . . . . . . . . . . . .   2
Risk Factors . . . . . . . . . . . . . . . . .   2
Forward-Looking Statements . . . . . . . . . .   5
Dilution and Comparative Data. . . . . . . . .   6
Use of Proceeds. . . . . . . . . . . . . . . .   7
Determination of Offering Price. . . . . . . .   8
Description of Business. . . . . . . . . . . .   8
Plan of Operation. . . . . . . . . . . . . . .  12
Management . . . . . . . . . . . . . . . . . .  13
Compensation . . . . . . . . . . . . . . . . .  13
Certain Relationships and Related Transactions  13
Principal Stockholders . . . . . . . . . . . .  14
Description of the Securities. . . . . . . . .  14
Shares Available for Future Sale . . . . . . .  15
Market for Common Stock. . . . . . . . . . . .  15
Plan of Distribution . . . . . . . . . . . . .  16
Legal Matters. . . . . . . . . . . . . . . . .  17
Experts. . . . . . . . . . . . . . . . . . . .  17
Additional Information . . . . . . . . . . . .  17
Index to Financial Statements. . . . . . . . .  18

THE  INFORMATION  IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject  to  completion _____________,  2002
PROSPECTUS

                       $75,000 MINIMUM / $150,000 MAXIMUM
                          OEF CORPORATE SOLUTIONS, INC.
                                  COMMON STOCK

     This is OEF's initial public offering. We are offering a minimum of 150,000 shares and a maximum of 300,000 shares of common stock. The public offering price is $0.50 per share. No public market currently exists for our shares. We are a development stage company without any history of profitable operations.

     SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR CERTAIN INFORMATION YOU SHOULD CONSIDER BEFORE YOU PURCHASE THE SHARES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The shares are offered on a "minimum/maximum, best efforts" basis directly through our officer and director. No commission or other compensation related to the sale of the shares will be paid to our officer or director. The proceeds of the offering will be placed and held in an escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405, until a minimum of $75,000 in cash has been received as proceeds from sale of shares. If we do not receive the minimum proceeds within 60 days from the date of this prospectus, your investment will be promptly returned to you without interest and without any deductions. This offering will expire 60 days after the date of this offering. We may terminate this offering prior to the expiration date.


           Price to Public   Commissions   Proceeds to Company
Per Share  $           0.50  $        -0-  $               0.50

Minimum .  $         75,000  $        -0-  $             75,000
Maximum .  $        150,000  $        -0-  $            150,000



                 The date of this Prospectus is July ____, 2002

                               PROSPECTUS SUMMARY

ABOUT  OUR  COMPANY

     We were formed as a Nevada corporation on December 5, 2001 as OEF Corporate Solutions, Inc. We are in the business of providing electronic filing services for clients who need to file registration statements, prospectuses, periodic filings and other documents required by the United States Securities and Exchange Commission.

     The SEC requires that all such corporate documents be filed in a special electronic computer format to comply with the SEC's Electronic Data Gathering Analysis and Retrieval system, commonly referred to as EDGAR(R). We convert client documents to the prescribed EDGAR(R) format and submit the converted document directly to the SEC via telecommunications.

     We will be competing with a broad range of companies who provide similar services including national, regional and local businesses. The competition is highly fragmented with many small players dominated by several large competitors. Some of our competitors include @EDGAR, Southridge Corporate Services, Latek Corporate Filing Services, Pacific Management Services, Prepress Graphics, Bassett Press, QuestNet, ProFile Services and EFFS, Inc.

     We have commenced only limited operations and are considered a development stage company. Since our inception on December 5, 2001, we realized a net loss of $3,435and have not yet established profitable operations. These factors raise substantial doubts about our ability to continue as a going concern.

     We are offering a minimum of 150,000 and a maximum of 300,000 shares. Upon completion of the offering, we will have 3,850,000 shares outstanding if we sell the minimum and 4,000,000 shares outstanding if we sell the maximum number of shares. We will realize $75,000 if we raise the minimum and $150,000 if we raise the maximum amount of the offering. We anticipate our expenses related to the offering to be approximately $20,000. We will use the proceeds from the offering to repay existing debt and implement our business plan. We need to raise at least the minimum offering amount from this offering so we can continue operations and implement our business plan for the next twelve months. We believe that with the minimum net offering proceeds amount of $55,000, we can repay our outstanding debt, fund advertising campaigns aimed at increasing sales and cover our costs over the next year.

     Upon completion of this offering, our current shareholders will own 96.1% of the stock if the minimum is raised and 92.5% of the stock if the maximum is raised. This means that our current shareholders will be able to elect directors and control the future course of OEF.

     Our principal executive offices are located at 3639 Midway Dr., Suite B-323, San Diego, CA 92110. Our telephone number is 619-688-9308.

                                  RISK FACTORS

     Investing in our stock is very risky and you should be able to bear a complete loss of your investment. Please read the following risk factors closely.

     BECAUSE WE ARE A NEW BUSINESS AND WE HAVE NOT PROVEN OUR ABILITY TO GENERATE PROFIT, AN INVESTMENT IN OUR COMPANY IS RISKY. We have no meaningful operating history so it will be difficult for you to evaluate an investment in our stock. Since our inception on December 5, 2001, we have had $2,106 in revenue and as of March 31, 2002 we had a net loss of $29,064. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

     IF WE DO NOT RAISE MONEY THROUGH THIS OFFERING, IT IS UNLIKELY WE CAN CONTINUE OPERATIONS. As of March 31, 2002, we had assets of $15,315 and current liabilities of $34,615. We are devoting substantially all of our present efforts to establishing a new business and need the proceeds from this offering to continue implementing our business plan. We have only generated $2,106 in revenue. If we cannot raise money through this offering, we will have to seek other sources of financing or we will be forced to curtail or terminate our business. There is no assurance that additional sources of financing will be available at all or at a reasonable cost. These factors raise substantial doubt about our ability to continue as a going concern.

     IF OUR OPERATING COSTS EXCEED OUR ESTIMATES, IT MAY IMPACT OUR ABILITY TO CONTINUE OPERATIONS. We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering. It is possible that we may need to purchase additional equipment or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial clientele via existing relationships with accountants, lawyers, venture capitalists, and other professionals. Should these relationships not generate the anticipated volume of clientele, any unanticipated marketing would diminish our working capital.

     OUR REVENUES ARE DIFFICULT TO PREDICT BECAUSE THEY ARE GENERATED ON A PROJECT-BY-PROJECT BASIS. Our target market is small to medium sized businesses that are either publicly traded or looking to become publicly traded companies. Our revenues are derived primarily from project-based client engagements. As a result, our revenues are difficult to predict from period to period. We perform work for clients without formal contracts or under contracts that are terminable upon little or no notice.

     THE PRICING STRUCTURE OF OUR SERVICES MAY PRECLUDE OUR ABILITY TO BE PROFITABLE. We have reviewed select competitors for our services and have made a reasonable estimate with respect to pricing structure. If our services are too costly compared to our competition, we may deter potential clientele. Our management is less experienced in pricing these services than many of our competitors. We may find that while keeping our pricing competitive, we experience more labor hours than our competitors, and in comparison experience a lower profit margin on projects.

     WE MAY NOT BE ABLE TO COMPETE IN THE MARKET BECAUSE WE LACK EXPERIENCE AND HAVE LIMITED FUNDS. The majority of our competitors have greater financial and other resources than we do. Our competitors may also have a history of successful operations and an established reputation within the industry. Some of our competitors may be prepared to accept less favorable payment terms than us when negotiating or renewing contracts. In addition, the market is characterized by an increasing number of entrants that have introduced or developed services similar to those offered by us. We believe that competition will intensify and increase in the future. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes. Our inability to be competitive in obtaining and maintaining clients would have a negative effect on our revenues and results of operations.

     IF WE LOSE THE SERVICES OF MS. NATALIE SHAHVARAN, IT IS UNLIKELY THAT OUR BUSINESS COULD CONTINUE. OEF is in the development stage and requires the services of our executive officer to become established. We have no employment agreement with our executive officer. If we lost the services of our executive officer, it is questionable we would be able to find a replacement and it is likely our business would fail.

     OUR PRESIDENT HAS LIMITED EXPERIENCE IN RUNNING THIS TYPE OF SERVICE OPERATION AND OUR BUSINESS MAY SUFFER FROM UNFORESEEN PROBLEMS. Although our president is knowledgeable in many aspects of the business and investment banking industry, she has had no specific past experience in running a regulatory filing service. There may be significant unforeseen obstacles to intended growth strategies that have not been accurately anticipated.

     INTERNET SYSTEM FAILURES OR VIRUSES COULD SERIOUSLY IMPACT OUR OPERATIONS AND CAUSE CUSTOMERS TO SEEK OTHER SOLUTIONS. The need to securely transmit all confidential information in a timely fashion will be critical to our clients. Any computer virus that is spread over the Internet could disable or damage our system or delay our ability to transmit to the SEC. Additionally, any breach of confidentiality or even perceived compromise of integrity of computer information could cause credibility problems with our clients. Our success is dependent upon our ability to deliver high speed, uninterrupted information via the Internet to the SEC. Any system failure that causes interruption in our operations could impact our ability to maintain customers. Failures in the telecommunications network on which we rely would result in customers' receiving no or diminished service.

     OUR BUSINESS IS IN A RAPIDLY CHANGING INDUSTRY AND IF WE DO NOT KEEP PACE WITH NEW TECHNOLOGY, WE MAY NOT BE ABLE TO COMPETE AND KEEP OUR CUSTOMERS. If we do not keep pace with changing technologies and client preferences, our current services may become obsolete or unmarketable. For example, many competitors provide EDGAR(R) in HTML format in addition to ASCII format. We do not provide HTML format services. The SEC has indicated they believe the future of EDGAR(R) services will probably be away from the ASCII services. This could severely limit our ability to service our clients.

     THE SEC FILING PROCESS IS VERY TIME SENSITIVE AND IF WE FAIL TO MEET MANDATORY DEADLINES, WE MAY LOOSE BUSINESS. Clients need absolute dependability in regulatory filing services. Many of our competitors have multiple people employed and multiple workstations at their disposal. This provides our competitors with versatility in case of unforeseen circumstances. We do not have that versatility. Any unavailability of our personnel or unexpected mechanical problems could severely impact how our clients might view our dependability and their desire to engage our services. If we fail to meet our client expectations or fail to deliver timely and accurate services, we could suffer the loss of that client. Moreover, the negative publicity could cause the loss of other clients and potential new business, particularly from our referral sources.

     WE LACK LONG-TERM CLIENT CONTRACTS AND NEED TO EXPAND OUR CLIENTELE IN ORDER TO MAKE A PROFIT. Our target market is small to medium sized businesses that are currently or who desire to become publicly traded companies. Our lack of long-term client contracts reduces the predictability of our revenues because these contracts may be canceled on short notice. Our clients generally retain us on a project-by-project basis, rather than under long-term contracts. As a result, a client may not engage us for further services once a project is completed. We intend to establish our initial clientele via existing relationships with accountants, lawyers, venture capitalists, and other professionals. Should these relationships not generate the anticipated volume of clientele, we make not be able to generate a profit.

     IT IS LIKELY OUR STOCK WILL BECOME SUBJECT TO THE PENNY STOCK RULES WHICH IMPOSE SIGNIFICANT RESTRICTIONS ON THE BROKER-DEALERS AND MAY AFFECT THE RESALE
OF  OUR  STOCK.   A  penny  stock  is  generally  a  stock  that

     -  is  not  listed  on  a  national  securities  exchange  or  Nasdaq,

     -  is  listed  in  "pink  sheets"  or  on  the  NASD  OTC  Bulletin  Board,

     -  has  a  price  per  share  of  less  than  $5.00  and

     -  is  issued  by  a company with net tangible assets less than $5 million.

     The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -  determination  of  the  purchaser's  investment  suitability,

     -  delivery  of  certain  information and disclosures to the purchaser, and

     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

     Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock, and

     - the liquidity typically associated with other publicly traded equity securities may not exist.

     A market for our stock may never develop and you would not have the ability to sell your stock publicly.

     IF THE OFFERING IS COMPLETED, YOU WILL HAVE LITTLE OR NO ABILITY TO CONTROL OPERATIONS. Although you will pay a price per share that substantially exceeds the price per share paid by current shareholders and will contribute a significantly higher percentage of the total amount to fund our operations, you will own a very small percent, less than 10%, of our shares. As a result, you have little or no ability to control how management operates our business and our current shareholders will be able to elect directors and control the future course of OEF.

     SHARES OF STOCK THAT ARE ELIGIBLE FOR SALE BY OUR STOCKHOLDERS MAY DECREASE THE PRICE OF OUR STOCK. Upon completion of the offering, we will have 3,850,000 shares outstanding, including 150,000 shares that are freely tradable if we sell the minimum and we will have 4,000,000 shares outstanding, including 300,000 shares that are freely tradable if we sell the maximum and 3,700,000 shares that are restricted shares but may be sold under Rule 144. If there is a public market for our stock and if the holders sell substantial amounts of our stock, then the market price of our stock could decrease.

                           FORWARD-LOOKING STATEMENTS

     You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                          DILUTION AND COMPARATIVE DATA

     As of March 31, 2002, we had a net tangible book value, which is the total tangible assets less total liabilities, of ($19,300) or approximately ($0.0052) per share. The following table shows the dilution to your investment without taking into account any changes in our net tangible book value after March 31, 2002, except the sale of the minimum and maximum number of shares offered.


                                       ASSUMING MINIMUM    ASSUMING MAXIMUM
                                       SHARES SOLD         SHARES SOLD

Shares Outstanding . . . . . . . . .          3,850,000           4,000,000

Public offering proceeds
at $0.50 per share . . . . . . . . .  $          75,000   $         150,000

Net offering proceeds after
Expenses . . . . . . . . . . . . . .  $          55,000   $         130,000

Net tangible book value. . . . . . .           ($19,300)           ($19,300)
before offering
Per share. . . . . . . . . . . . . .           ($0.0052)           ($0.0052)

Pro forma net tangible . . . . . . .  $          35,700   $         110,700
book value after offering
Per share. . . . . . . . . . . . . .  $          0.0093   $          0.0276

Increase attributable to purchase of
shares by new investors. . . . . . .  $          0.0145   $          0.0276

Dilution per share to new investors.  $          0.4855   $          0.4672

Percent dilution . . . . . . . . . .               97.1%              93.44%


     The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of March 31, 2002:


                       Shares Owned          Total Consideration        Average Price
                       Number        %       Amount               %     Per Share
Present Shareholders
  Minimum Offering .  3,700,000       96.1%  $        13,200       15%  $       0.0036
  Maximum Offering .  3,700,000       92.5%  $        13,200        8%  $       0.0036
New Investors
  Minimum Offering .    150,000        3.9%  $        75,000       85%  $         0.50
  Maximum Offering .    300,000        7.5%  $       150,000       92%  $         0.50

     The numbers used for Present Shareholders assumes that none of the present shareholders purchase additional shares in this offering.

     The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and that you will contribute a high percentage of the total amount to fund OEF, but will only own a small percentage of our shares. Investors will have contributed $75,000 if the minimum is raised and $150,000 if the maximum offering is raised, compared to $13,200 contributed by current shareholders. Further, if the minimum is raised, investors will only own 3.9% of the total shares and if the maximum is raised, investors will only own 7.5% of the total shares.

                                 USE OF PROCEEDS

     The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $20,000 is $55,000 if the minimum and $130,000 if the maximum number of shares is sold.

     The following table sets forth our estimate of the use of proceeds from the sale of the minimum and the maximum amount of shares offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.


Description                       Assuming Sale of   Assuming Sale of
                                  Minimum Offering   Maximum Offering

Total Proceeds . . . . . . . . .  $          75,000  $         150,000
Less Estimated Offering Expenses             20,000             20,000

Net Proceeds Available . . . . .  $          55,000  $         130,000

Use of Net Proceeds
  Pay off debt . . . . . . . . .  $          34,500  $          34,500
  Consulting fees. . . . . . . .              3,000              3,000
Corporate literature . . . . . .              2,000              2,000
Equipment. . . . . . . . . . . .              2,000              4,000
Working capital. . . . . . . . .             13,500             86,500

TOTAL NET PROCEEDS . . . . . . .  $          55,000  $         130,000

     We currently have an outstanding note amounting to $34,500. The note accrues interest at the rate of 12% per annum. The note is due upon the successful completion of this offering or December 27, 2002, whichever is first. The note is secured by the business of OEF with all its fixtures, equipment, name and goodwill in addition to the proceeds from this offering. We intend to use the proceeds from this offering to retire our debt.

     The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including additional product development, professional fees including legal and consulting fees, expenses including office supplies and travel costs and other administrative costs. The amounts actually expended for working capital purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under Risk Factors.

     Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

     If less than the maximum offering is received, we will apply the proceeds according to the priorities outlined above. The proceeds will be used as outlined and we do not intend to change the use of proceeds or pursue any other business other than as described in this prospectus.

     Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

                           DETERMINATION OF OFFERING PRICE

     The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                            DESCRIPTION OF BUSINESS

GENERAL

     We were formed as a Nevada corporation on December 5, 2001 as OEF Corporate Solutions, Inc. We are in the business of providing electronic fling services for clients who need to file registration statements, prospectuses, periodic filings and other documents required by the Securities and Exchange Commission.

     The SEC requires that certain corporate documents be filed in a special electronic computer format to comply with the Commission's Electronic Data Gathering Analysis and Retrieval system known as EDGAR. We convert client documents into the proscribed EDGAR format and submit the converted document directly to the SEC via telecommunication.

OUR  BUSINESS

     The laws and rules that govern the securities industry in the United States derive from a simple and straightforward concept: all investors, whether large institutions or private individuals, should have access to certain basic facts about an investment prior to buying it. To achieve this, the SEC requires public companies to disclose meaningful financial and other information to the public, which provides a common pool of knowledge for all investors to use to judge for themselves if a company's securities are a good investment. Only through the steady flow of timely, comprehensive and accurate information can people make sound investment decisions.

     The EDGAR system is intended to facilitate broad and rapid dissemination of investment information to the public via electronic format. EDGAR, the Electronic Data Gathering, Analysis, and Retrieval system, performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the U.S. Securities and Exchange Commission. Its primary purpose is to increase the efficiency and fairness of the securities market for the benefit of investors, corporations, and the economy by accelerating the receipt, acceptance, dissemination, and analysis of time-sensitive corporate information filed with the agency.

     The SEC requires that every document submitted via EDGAR to contain an accompanying submission entry and be accurately processed. The basic submission information identifies the entity for which the filing is being made as well as a number of other specified fields.

     We provide our clients with a secure, reliable, fast and cost-efficient service to file documents with the SEC. We have obtained the EDGARIZER software in order to automate the conversion process. EDGARIZER is a conversion program that reads formatted documents prepared with word processor or spreadsheet software and converts them into the required ASCII format for EDGAR filing. Using EDGARIZER eliminates a significant portion of labor that would otherwise be required without the software. The EDGARized documents are then transmitted directly to the SEC via the internet.

     Our revenues are derived from project-based client engagements. As a result, our revenues are difficult to predict from period to period. We intend to target small and medium sized business and need to cultivate a significant base of clientele in order to generate a ratable flow of projects and revenue. We anticipate that most of our clients will have one major filing per year, along with three smaller projects to coincide with the filing of their quarterly reports. We do not believe that any single client with be our major revenue stream.

     The SEC filing process is very time sensitive. The repercussions from late SEC filings can be significant. Our reputation and positive publicity is dependent on our meeting client expectations and delivering timely and accurate services. It is critical that our quality of service meets client expectations in order for us to retain existing clients and to obtain new clientele. We intend to demonstrate to clients that we are more flexible to their needs because of our personalized approach.

     The pricing structure of our services may inhibit our ability to be profitable. We have researched the existing market for our services and have made a reasonable estimate with respect to the pricing structure required to attract business. Unfortunately, at this time our intended service operations is less experienced in this area than many of our competitors. We may find that while keeping our pricing competitive, we experience more labor hours than our competitors would on a given project, and thus may show less of a profit margin on projects.

     We eventually intend to either hire trained EDGAR operators in order to perform the conversion of client documents, or to contract with such individuals on a consulting basis for project services. Our intended staff is still becoming familiar with the critical software components. However, any unforeseen problems with the software, equipment, or learning process could severely decrease our ability to serve and maintain clients.

GENERATING  REVENUE

     We charge a basic flat fee for our service plus a per page cost. Our transmission fee is $100 per document and we charge $7.00 per page to put the document into EDGAR format. Edits and Revisions are charged at the rate of $9.00 per page. We charge a flat $30.00 fee to process the application for SEC access codes. We also charge $30.00 per page for electronic scanning and clean up of pages and $30.00 per page to key pages directly into EDGAR. We offer discounts to filers who have multiple filings.

     Typically, we invoice for our services immediately following the EDGAR transmission with terms net 30 days.

MARKETING  STRATEGY

     Our sales and marketing efforts are focused on strengthening our name and building our reputation as a secure, reliable and cost-efficient provider of EDGARizing services. We intend to establish our initial clientele via existing relationships that we have and will develop with accountants, lawyers, venture capitalists, broker dealers, and other professionals.

     Our target market are those small to medium sized businesses that are required to do SEC filings. Our targeted market will be those companies who are referred directly or indirectly to us by already established business relationships of our officer and director. These contacts are already integrally familiar with the filing process and with the EDGARizing process for documents.

     We believe that initially we will be able to operate at near capacity in the near future from clients that will be referred by our existing business contacts. Other than phone contacts or personal visits from our president, we do not anticipate needing to do marketing or advertising in order to cultivate clientele.

     We  believe  that  our  clients  will  find  the values and benefits of our
services  to  be  superior  to  their  other  options.   We  plan to provide our
customers  with:

     - Personal attention and increased flexibility. We anticipate that most of our clients will have been referred to us through business relationships. We value these relationships and understand how critical it is to keep not only the client but the referral source satisfied. Our clients are not just client names to us. We intend to have a personal rapport with each client and therein an ability to be more sensitive to their individual needs.

     - Reduced cost. We intend to price our services in an extremely attractive manner compared to competitors, with a simple pricing structure. We have a narrow focus of service, EDGARizing. We are structuring our services so that clients are not expected to absorb the many inefficiencies of multiple tasks that some of our competitors may experience.

     - Secure and reliable service. We offer our customers a highly secure and reliable EDGARizing service. We intend to deliver business critical, time-sensitive communications in a consistent, accurate, and reliable manner.

     We believe we will have ancillary exposure of our services through other channels. We developed a website to increase our visibility for those seeking EDGARizing services. Our web address is www.oefsolutions.com. We plan to also
                                          --------------------
entertain opportunities to be linked to the websites of other professionals who might have viewing traffic in need of EDGARizing services. However, we believe our current business will come from existing business relationships.

COMPETITION

     While the market for EDGARizing services is relatively new, it is already highly competitive. Additionally, since the EDGAR format is an SEC mandate, there have been an increasing number of business that have commence services similar to ours. We expect that this will continue to be the trend in this service niche. In some cases we will be competing with the in-house technical staff of our prospective clients or our referral sources. Some of our competitors include @EDGAR, Southridge Corporate Services, Latek Corporate Filing Services, Pacific Management Services, Prepress Graphics, Bassett Press, QuestNet, ProFile Services and EFFS, Inc.

     Many of these businesses have longer operating histories and significantly greater financial, technical, marketing and managerial resources than we do. There are relatively low barriers to entry into our business. We have no patented or other proprietary technology that would preclude or inhibit competitors from entering the EDGARizing service. We must rely on the skill of our personnel and the quality of our client service. We expect that we will continue to face additional competition from new entrants into the market in the future.

     Our business is in an evolving industry and we may not be able to keep up with technology. If we do not keep pace with changing technologies and client preferences, our current services may become obsolete or unmarketable. For example, many competitors provide EDGARizing in HTML format in addition to ASCII format. We do not provide HTML format services. The SEC has indicated that they believe the future of EDGARizing services will probably be away from the ASCII services, which is what we currently provide.

     The confidentiality of information transmitted in a timely fashion will be critical to our clients. We intend to stress the benefits of our small size allowing for a greater understanding of individual client needs are an advantage in this area. This will reduce the opportunity for peripheral conversations, which might undermine confidentiality.

TECHNOLOGY  AND  REGULATIONS

     The SEC has stated that since June of 1999, filers have been able to submit most filings in either HTML or ASCII format. They have further stated that they expect that HTML will eventually replace ASCII for most filings. Unlike ASCII documents, HTML and PDF documents have the potential to include graphics, varied fonts, and other visual displays that filers use when they create Internet presentations or material for distribution to shareholders.

     The SEC has not yet proposed to require the use of HTML for filings, but did note both in 1999 and 2000 that they expect to require HTML for most filings in the future. They have also recognized that many of those professionals who have commented on their proposals have suggested that there are evolving alternative formats that should be considered, including XML. The SEC has not yet set the timing for mandating the use of HTML, but has indicated a direction away from ASCII format.

     We have intentionally chosen not to invest in HTML capabilities at this time since it is not currently required by the SEC and would generally be more expensive to clients. Instead, our intent is to penetrate the market via our affordable pricing structure. We will consider enhancements to HTML, XML, or alternative formats when mandated or otherwise practical. We do not feel that it would be wise to shift to HTML and then have to shift again to a more advanced technology that may be available or required in the near future.

GOVERNMENTAL  REGULATION

     Currently, we are subject to relatively few regulations other than regulations applicable to businesses in general. Other than the regulations imposed on EDGAR filings by the SEC, we are not aware of any regulations that might affect our business.

EMPLOYEES

     At the present time Natalie Shahvaran is our only employee. Ms. Shahvaran will devote such time as required to actively market and further develop our services and products. At present, we expect Ms. Shahvaran will devote at least 30 hours per week to our business. We expect to contract the services of a data entry operator on an as needed basis at times of peak business. We do not anticipate hiring any additional employees until such time as additional staff is required to support our operations.

FACILITIES  AND  PROPERTY

     We currently maintain a 500 sqf office space provided by World Ventures, LLC, an entity managed by Natalie Shahvaran. As of April 1, 2002, we pay $700 per month for this space. Our address is 3639 Midway Dr., Suite B-323 San
Diego, CA 92110. Our telephone number is 619-688-9308. We anticipate this situation will be maintained for at least the next twelve months. The facility meets our current needs, however should we expand in the future, we may have to relocate. If we have to relocate, we will seek office space at or below then prevailing rates.

     We have purchased a computer, software and a printer. This equipment is critical to our operations of converting, transmitting, and electronically delivering client documents.

LEGAL  PROCEEDINGS

     Our company is not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against OEF have been threatened.

                                PLAN OF OPERATION

     Should we receive the minimum offering of $75,000, we will realize net proceeds of $55,000. This amount will enable us to pay off our existing debt, implement a marketing program and provide us with sufficient working capital to continue operations for a period of twelve months. Should we receive the maximum amount of the offering of $150,000, we will realize net proceeds of $130,000. This amount will enable us to expand our marketing and advertising and purchase additional equipment. We anticipate that with the maximum offering amount, we can continue our operations for a period of twelve months.

     Upon receipt of the proceeds of this offering, we will pay off our debt of $34,500, pay our committed consulting fee of $3,000, expend up to $2,000 to prepare our corporate literature for distribution to prospective clients, purchase computing equipment up to $4,000 and use the balance of the proceeds for working capital.

     We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering. It is possible that our startup costs will be higher than estimated. At present, we have not capital commitments for the next twelve months. We believe we have reserved sufficient working capital to cover any unexpected expenses.

     If we are unable to raise the offering amount, it will be necessary for us to find additional funding in order to implement our operating plan. In this event, we may seek additional financing in the form of loans or sales of our stock and there is no assurance that we will be able to obtain financing on favorable terms or at all or that we will find qualified purchasers for the sale of any stock.

                                   MANAGEMENT

     Our  business  will  be  managed  by  our  officer  and  director.


NAME               AGE                    POSITION                         SINCE
-----------------  ---  --------------------------------------------  ----------------


Natalie Shahvaran   25  President, Secretary, Treasurer and Director  December 5, 2001

     The  following  is  a  brief  biography  of  our  officer  and  director.

     NATALIE SHAHVARAN, PRESIDENT, SECRETARY, TREASURER AND DIRECTOR. Ms. Shahvaran graduated from the Heald Business College with honors and received her Associates degree in Computer Business Administration in 1999. She has been the managing partner of Wold Ventures, Inc., a business development consulting firm since January 2000. From March 1999 until August 2001, Ms. Shahvaran was President and CEO of Trading Solutions.com, Inc., a publicly traded company that provided training for people interested in online trading. Ms. Shahvaran worked as a computer consultant for Monterey Ventures, Inc. from 1998 to 1999. From January 1997 to December 1998, Ms. Shahvaran was employed by Heald College as a college business and math tutor.

                                  COMPENSATION

     There are no formal employment arrangements in place. We have agreed to pay Ms. Shahvaran $20,000 for her services for the year 2002. $3,000 has been paid in the first quarter of 2002. The rest of the payment may be deferred until such time as we generate sufficient revenue to cover our operating expenses. We do not anticipate formalizing this arrangement and do not have any preliminary agreements or understandings that would change the terms of compensation during the course of the year. We do not anticipate compensating any directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We borrowed $100 from Natalie Shahvaran, our officer and director, in order to open our bank account when incorporating in December 2001. This amount will be repaid from our operations.

     We borrowed $33,000 from Growth Ventures, Inc. Pension Plan and Trust. The loan, together with interest is to be repaid upon the successful completion of this offering. Mr. Gary McAdam is the Trustee of Growth Ventures, Inc. Pension Plan and Trust which owns 50,000 shares of our stock. Mr. McAdam owns an additional 150,000 shares of our stock held in the name of his wife, Claudia McAdam.

     We are using office space provided by World Ventures, LLC, an entity managed by Ms. Shahvaran.

     We have entered a consulting agreement with USA Ventures. USA Ventures is owned by Mr. Thomas H. McAdam. USA Ventures previously purchased 100,000 shares of our stock. We entered the agreement on January 7, 2002 that requires us to pay consulting fees totaling $5,000. USA Ventures is assisting us in developing our business plan and corporate matters. We do not intend to retain USA Ventures following this offering.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 150,000 shares should we sell the minimum amount and 300,000 should we sell maximum number of shares.

The  table  includes:
- each person known to us to be the beneficial owner of more than five percent of the outstanding shares
-    each  director  of  OEF
-    each  named  executive  officer  of  OEF



NAME & ADDRESS                 # OF SHARES   % BEFORE   % AFTER   % AFTER
                               BENEFICIALLY  OFFERING   MINIMUM   MAXIMUM
                               OWNED
Natalie Shahvaran (1) . . . .     3,200,000      86.5%     83.1%     80.0%
3639 Midway Drive, Suite 323
San Diego, CA  92110

Gary J. McAdam (2). . . . . .       200,000       5.4%      5.2%      5.0%
14 Red Tail Drive
Highlands Ranch, CO  80126

All directors and executive .     5,000,000      80.6%     74.9%     69.8%
 officers as a group
(1 person)

     (1)  Officer  and/or  director.
     (2) Gary McAdam is the beneficial owner of 50,000 shares owned by Growth Ventures, Inc. Pension Plan and Trust, of which he is Trustee. He is also the beneficialowner of 150,000 shares owned by his wife Claudia McAdam.

     The beneficial owners listed above have sole voting and investment power of the stock held by them.

                          DESCRIPTION OF THE SECURITIES

COMMON  STOCK

     We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001 per share. As of the date of this prospectus, there are 3,700,000 shares of common stock issued and outstanding.

     The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

     We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

TRANSFER  AGENT

     Interwest Transfer Company, Inc., 1981 East 4800 South, Salt Lake City, Utah 84124, is our transfer agent.

                        SHARES AVAILABLE FOR FUTURE SALE

     As of the date of this prospectus, there are 3,700,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 150,000 shares will be freely tradable if the minimum is sold and 300,000 shares will be freely tradeable if the maximum number of shares is sold. The remaining 3,700,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

     Rule 144 governs resale of "restricted securities" for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an "affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable
Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     We have six shareholders. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. Currently, we do not plan to have our shares listed nor do we have any agreements with any market makers. At some time in the future, a market maker may make application for listing our shares.

     Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our sole officer and director. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

     Currently the Shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

                              PLAN OF DISTRIBUTION

     We are offering a minimum of 150,000 shares and a maximum of 300,000 shares on a best efforts basis directly to the public through our officer and director. If we do not receive the minimum proceeds within 60 days from the date of this prospectus, , your investment will be promptly returned to you without interest and without any deductions. This offering will expire 60 days after the date of this offering.

     In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased by check payable to the order of Escrow Specialists OEF Corporate Solutions, Inc. Escrow Account.

     Until the minimum 150,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at, Escrow Specialists, P. O. Box 3287, Ogden, UT 84405. In the event that 150,000 shares are not sold during the 60 day selling period commencing on the date of this prospectus, all funds will be promptly returned to investors without deduction or interest.

     Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our officer and director who is employed to perform substantial duties unrelated to the offering, who will not receive any commission or compensation for their efforts, and who are not associated with a broker or dealer.

     Our  officer  and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Ms. Natalie Shahvaran meets the conditions of Rule 3a4-1 and therefore, is not required to register as a broker-dealer pursuant to
Section  15.

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                  LEGAL MATTERS

     The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for OEF by Cletha A. Walstrand, P.C., Salt Lake City, Utah.

                                     EXPERTS

     The financial statements of OEF as of December 31, 2001, appearing in this prospectus and registration statement have been audited by Hawkins Accounting as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of Hawkins Accounting as experts in accounting and auditing.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

                             ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to OEF Corporate Solutions, Inc. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet website, http://www.sec.gov.


               INDEX  TO  FINANCIAL  STATEMENTS

               OEF  CORPORATE  SOLUTIONS,  INC.
               (A  Development  Stage  Company)


                                                   Page
Independent Auditors' Report - December 31, 2001.  19

Balance Sheets. . . . . . . . . . . . . . . . . .  20

Statements of Operations. . . . . . . . . . . . .  21

Statement of Stockholders' Equity (Deficit) . . .  22

Statements of Cash Flows. . . . . . . . . . . . .  23

Notes to Financial Statements . . . . . . . . . .  24



Independent Auditors' Report - March 31, 2002 . .  27

Balance Sheets. . . . . . . . . . . . . . . . . .  28

Statements of Operations. . . . . . . . . . . . .  29

Statement of Stockholders' Equity (Deficit) . . .  30

Statements of Cash Flows. . . . . . . . . . . . .  31

Notes to Financial Statements . . . . . . . . . .  32

Hawkins  Accounting
1745  Monterey  St.  Ste  200
Morgan  Hill,  CA  95037



To  the  Board  of  Directors  and  Shareholders
OEF  Corporate  Solutions,  Inc.
San  Diego,  California


                          INDEPENDENT AUDITOR'S REPORT

I have audited the balance sheet of OEF Corporate Solutions, Inc. (a development stage company) as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows from December 5, 2001 (date of inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of OEF Corporate Solutions, Inc as of December 31, 2001, the results of operations the cash flows and the cumulative results of operations and cumulative cash flows from December 5, 2001 (date of inception) to December 31, 2001 in conformity with generally accepted accounting principles.

The  deficit  accumulated  during the development stage of the Company is $3435.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.


/s/ Hawkins Accounting
------------------------


February  19,  2002



               OEF  CORPORATE  SOLUTIONS,  INC.
               (A  Development  Stage  Company)
                         Balance  Sheet
                       December  31,  2001


ASSETS
Current assets
      Cash in bank. . . . . . . . . . . . . . . .  $46,135
                                                   --------

Total assets. . . . . . . . . . . . . . . . . . .  $46,135
                                                   ========


LIABILITIES
Current liabilities
     Accounts payable . . . . . . . . . . . . . .  $ 3,270
     Notes payable-related parties. . . . . . . .   33,100
                                                   --------


Total liabilities . . . . . . . . . . . . . . . .   36,370
                                                   --------

EQUITY
     Common stock, 50,000,000 shares authorized
     .001 par value 3,700,000 issued. . . . . . .    3,700
     Paid in capital. . . . . . . . . . . . . . .    9,500
     Accumulated deficit during development stage   (3,435)
                                                   --------
          Total shareholder equity. . . . . . . .    9,765
                                                   --------

Total liabilities and shareholders equity . . . .  $46,135
                                                   ========

   The accompanying footnotes are an integral part of the financial statements



          OEF  CORPORATE  SOLUTIONS,  INC.
          (A  Development  Stage  Company)
               STATEMENT  OF  OPERATIONS
        From  December  5  (Date  of  Inception)
            to  December  31,  2001

                                             Deficit
                                           Accumulated
                                              During
                                           Development
                                              Stage
                                           -------------
Income . . . . . . . . . .  $          0   $        0

Expenses
--------------------------
Professional fees. . . . .  $      2,000   $    2,000
Other fees . . . . . . . .         1,435        1,435
                            -------------  -----------
        Total expenses . .         3,435        3,435

Net (loss) from operations  $     (3,435)  $   (3,435)
                            =============  ===========

Earnings per share . . . .  $    ($0.001)  $  ($0.001)
                            =============  ===========

Weighted average per share     3,700,000    3,700,000
                            =============  ===========

   The accompanying footnotes are an integral part of the financial statements



                          OEF CORPORATE SOLUTIONS, INC.
                          (A Development Stage Company)
                        Statement of Shareholder's Equity
         From December 5, 2001 (Date of inception) to December 31, 2001


                                                       Amount
                                                       Accumulated
                                                       During
                                             Paid In   Development
Date               Shares        Amount      Capital   Stage         Total
--------------  ------------  -------------  --------  -----------  --------
Founders stock    3,200,000   $      3,200   $         $            $  3,200
December,2001.      500,000            500      9,500                 10,000
                                                           (3,435)    (3,435)
                ------------  -------------  --------  -----------  ---------
                  3,700,000   $      3,700   $  9,500  $   (3,435)  $   9,765
                ============  =============  ========  ===========  =========


   The accompanying footnotes are an integral part of the financial statements


                          OEF CORPORATE SOLUTIONS, INC.
                          (A Development Stage Company)
                    Statement of Cash Flows-Indirect Method
         From December 5, 2001 (Date of Inception) to December 31, 2001


                                                                   Deficit
                                                                 Accumulated
                                                                    During
                                                                  Development
                                                                    Stage
                                                                 -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from operations. . . . . . . . . . . . .  $     (3,435)  $(3,435)
Adjustments to reconcile net income
     to net cash provided by operating activities
     Increase in accounts payable . . . . . . . .         3,270     3,270
                                                   -------------  --------
NET CASH PROVIDED BY OPERATING ACTIVITIES . . . .          (165)     (165)
                                                   -------------  --------

INVESTING ACTIVITIES. . . . . . . . . . . . . . .             0         0

FINANCING ACTIVITIES
      Short term borrowings . . . . . . . . . . .        33,100    33,100
      Sale of common stock. . . . . . . . . . . .        13,200    13,200
                                                   -------------  --------
NET CASH PROVIDED FROM FINANCING ACTIVITIES . . .        46,300    46,300
                                                   -------------  --------

INCREASE IN CASH AND CASH EQUIVALENTS . . . . . .  $     46,135   $46,135
                                                   =============  ========


   The accompanying footnotes are an integral part of the financial statements

                          OEF CORPORATE SOLUTIONS, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001

NOTE  1:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

          Nature  of  the business - OEF Corporate Solutions, Inc (the "Company)
          ------------------------
          is  in  the  business  of providing edgarizing services for companies.

          Development  Stage  Company  -  The  Company  is  a  development stage
          ---------------------------
          company, as defined in the Financial Accounting Standards Board No. 7. The Company is devoting substantially all of its present efforts in organizational matters, and at the end of the year had not commenced operations.

          Pervasiveness  of  estimates - The preparation of financial statements
          -----------------------------
          in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          Cash  and  cash  equivalents  -  For  financial statement presentation
          ----------------------------
          purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

          Property  and equipment - Property and equipment are recorded at cost.
          -----------------------
          Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

          Depreciation is provided using the straight-line method, over the useful lives of the assets.

          Income  taxes  -  Income  taxes  are  provided  for the tax effects of
          -------------
          transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

                          OEF CORPORATE SOLUTIONS, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001

NOTE  1:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CON'T)

          Earnings per share - Basic earnings per share are computed by dividing
          -------------------
          earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock.

NOTE  2:     BACKGROUND

The Company was incorporated under the laws of the State of Nevada on December 5, 2001. The principal activities of the Company, from the beginning of the development stage, have been organizational matters and marketing its services.

NOTE  3:     RELATED  PARTY  TRANSACTIONS

The Company borrowed for working capital purposes $33,000 from one of its shareholders. This loan is payable within one year at 12%.

Another shareholder loaned the Company $100 to open the company bank account upon incorporation of the Company. This will be repaid during the current year.

NOTE  4:     INCOME  TAXES

The benefit for income taxes from operations consisted of the following components: current tax benefit of $710 resulting from a net operating loss before income taxes, and a deferred tax expense of $710 resulting from a valuation allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2021.

The valuation allowance will be evaluated at the end of the development stage considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

NOTE  5:     NOTES  PAYABLE

As previously stated in the related party transaction footnote this loan was from a shareholder and payable within one year.

                          OEF CORPORATE SOLUTIONS, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001

NOTE  6:     COMMON  STOCK

At the organizational meeting the Board of Directors authorized a private offering of 500,000 shares of its common stock to accredited investors at $0.02 to raise start-up capital. All 500,000 shares were sold to five investors prior to December 31, 2001. It also authorized the filing of an SB-2 registration statement for 300,000 shares of common stock for sale at $.50 per share, par value $.001 for a total of $150,000.

The Board of Directors further authorized the issuance of 3,200,000 shares of common stock at par value to the founder of the Company. The founder exercised the purchase of the shares prior to December 31, 2001.

NOTE  7:     GOING  CONCERN

From the date of inception to December 31, 2001, the Company has yet to commence actual operations and receiving revenue, and, has net losses from operating activities, which raise substantial doubt about its ability to continue as a going concern.

The Company is expected to commence operations in the first quarter of its fiscal year 2001. Further, the Company is planning to file with the Securities and Exchange Commission a SB-2 in order to raise money from investors. The anticipated initial public offering is to be $150,000.

     The Company's ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations.

There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hawkins  Accounting
1745  Monterey  St.  Ste  200
Morgan  Hill,  CA  95037


To  the  Board  of  Directors  and  Shareholders
OEF  Corporate  Solutions,  Inc.
San  Diego,  California

                         INDEPENDENT ACCOUNTANT'S REPORT


I have reviewed the accompanying balance sheets of OEF Corporate Solutions.com, Inc. as of March 31, 2002 and the related statement of operations, stockholders' equity and the statement of cash flows for the three months then ended. All information included in these financial statements is the representation of the management of OEF Corporate Solutions, Inc.

I conducted my review in accordance with standards established by the American Institute of Public Accountants. A review of interim financial information consists principally of applying analytical procedures applied to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such as opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements and the cumulative results of operations and cash flows in order for them to be in conformity with generally accepted accounting principles of the Unites States of America.


/s/ Hawkins Accounting
------------------------


June  18,  2002



                          OEF CORPORATE SOLUTIONS, INC.
                                  BALANCE SHEET
                                 March 31, 2002


ASSETS
-----------------------------------------------------
Current Assets
     Cash . . . . . . . . . . . . . . . . . . . . . .  $  9,384
     Accounts receivable. . . . . . . . . . . . . . .     1,336
                                                       ---------
          Total current assets. . . . . . . . . . . .    10,720

Fixed Assets
     Equipment. . . . . . . . . . . . . . . . . . . .     4,837
     (Accumulated Depreciation) . . . . . . . . . . .      (242)
                                                       ---------
                                                          4,595

          Total Assets. . . . . . . . . . . . . . . .  $ 15,315
                                                       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------
Liabilities
Current liabilities
     Accounts payable . . . . . . . . . . . . . . . .  $    522
     Accrued interest . . . . . . . . . . . . . . . .       993
     Notes payable-related parties. . . . . . . . . .    33,100
                                                       ---------
                                                         34,615

          Total liabilities . . . . . . . . . . . . .    34,615

Stockholders' Equity
     Common stock, 50,000,000 shares authorized
     .001 par value 3,700,000 issued. . . . . . . . .     3,700
     Paid in capital. . . . . . . . . . . . . . . . .     9,500
     (Retained deficit) . . . . . . . . . . . . . . .   (32,500)
                                                       ---------
          Total stockholders' equity. . . . . . . . .   (19,300)

          Total liabilities and stockholders' equity.    15,315
                                                       =========

     The accompanying notes are an integral part to the financial statements


               OEF  CORPORATE  SOLUTIONS,  INC.
                  STATEMENT  OF  OPERATIONS
    For  the  three  months  ending  March  31,  2002

Income . . . . . . . . . . . . . . . . . .      2,106

Expenses
     Automobile. . . . . . . . . . . . . .        357
     Bank charges. . . . . . . . . . . . .         59
     Consulting. . . . . . . . . . . . . .      3,200
     Depreciation. . . . . . . . . . . . .        242
     Fees. . . . . . . . . . . . . . . . .        795
     Office expense. . . . . . . . . . . .        788
     Postage and delivery. . . . . . . . .        145
     Professional fees . . . . . . . . . .     13,495
     Rent. . . . . . . . . . . . . . . . .      4,960
     Telephone . . . . . . . . . . . . . .        543
     Training. . . . . . . . . . . . . . .      1,000
     Travel and entertainment. . . . . . .      3,694
     Other costs . . . . . . . . . . . . .        900
                                            ----------
          Total expenses . . . . . . . . .     30,178
(Loss) from operations . . . . . . . . . .    (28,072)
Other income and (expense)
      (Interest) expense . . . . . . . . .       (993)
                                            ----------
          Total other income and (expense)       (993)
Net (Loss) . . . . . . . . . . . . . . . .    (29,065)
                                            ==========

Earnings per share . . . . . . . . . . . .      (0.01)
                                            ==========

Weighted average per common share. . . . .  3,700,000
                                            ==========


     The accompanying notes are an integral part to the financial statements


                          OEF CORPORATE SOLUTIONS, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                   For the three months ending March 31, 2002


                                            Paid In    Retained
Date                  Shares      Amount    Capital    Deficit     Total
------------------  ----------  ----------  --------  ---------  ---------
December 31, 2001.  3,700,000   $   3,200   $  9,500  $ (3,435)  $  9,765
Loss of the period                                     (29,065)   (29,065)
                    ----------  ----------  --------  ---------  ---------
                    3,700,000   $   3,200   $  9,500  $(32,500)  $(19,300)
                    ==========  =========  =========  =========  =========


     The accompanying notes are an integral part to the financial statements


                          OEF CORPORATE SOLUTIONS, INC.
                    STATEMENT OF CASH FLOWS - INDIRECT METHOD
                   For the three months ending March 31, 2002


CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss from operations. . . . . . . . . . . . . .  $(29,065)
     Adjustments to reconcile net income
     Depreciation. . . . . . . . . . . . . . . . . . . .       242
      (Increase) in Accounts receivable. . . . . . . . .    (1,336)
      (Decrease) in Accounts payable . . . . . . . . . .    (2,748)
     Increase in accrued interest. . . . . . . . . . . .       993
                                                          ---------
NET CASH PROVIDED FROM OPERATIONS. . . . . . . . . . . .   (31,914)

INVESTING ACTIVITIES
     Purchase of equipment . . . . . . . . . . . . . . .     4,837

FINANCING ACTIVITIES . . . . . . . . . . . . . . . . . .         0

DECREASE IN CASH AND CASH EQUIVALENTS. . . . . . . . . .   (36,751)
Cash and cash equivalents at the beginning of the period    46,135
                                                          ---------
Cash and cash equivalents at the end of the period . . .  $  9,384
                                                          =========

     The accompanying notes are an integral part to the financial statements

                          OEF CORPORATE SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2002

NOTE  1:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

          Nature  of  the business - OEF Corporate Solutions, Inc (the "Company)
          ------------------------
          is in the business of providing edgarizing services for companies in their filings for the Securities and Exchange Commission.

          Development Stage Company -The Company commenced operations during the
          -------------------------
          first quarter of the current fiscal year. During the prior year the Company was in the development stage as defined in Financial Accounting Standards Board #7.

          Pervasiveness  of  estimates - The preparation of financial statements
          ----------------------------
          in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          Cash  and  cash  equivalents  -  For  financial statement presentation
          ----------------------------
          purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

          Property  and equipment - Property and equipment are recorded at cost.
          -----------------------
          Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

          Depreciation is provided using the straight-line method, over the useful lives of the assets.

          Income  taxes  -  Income  taxes  are  provided  for the tax effects of
          --------------
          transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

                          OEF CORPORATE SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2002

NOTE  1:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CON'T)

          Earnings per share - Basic earnings per share are computed by dividing
          ------------------
          earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock.

          Material Adjustments - Management is not aware of any adjustments that
          ---------------------
          need to be made in order for these financial statements to be in conformity with generally accepted accounting principles.

NOTE  2:  BACKGROUND

The Company was incorporated under the laws of the State of Nevada on December 5, 2001.


NOTE  3:  RELATED  PARTY  TRANSACTIONS

The Company borrowed for working capital purposes $33,000 from one of its shareholders. This loan is payable within one year at 12%.

Another shareholder loaned the Company $100 to open the company bank account upon incorporation of the Company. This will be repaid during the current year. The shareholder was paid $3,871 for the first three months in consulting fees and reimbursements of expenses and was owed $800 as of March 31, 2002.

The Company also rents office space from a company that the major shareholder of a managing partner of. For the period ending March 31, 2002 the total amount of rent paid to the company was $4,960.

NOTE  4:  INCOME  TAXES

The benefit for income taxes from operations consisted of the following components: current tax benefit of $12,250 resulting from a net operating loss before income taxes, and a deferred tax expense of $12,250 resulting from a valuation allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2021 and 2022.

The valuation allowance will be evaluated at the end of the development stage considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

NOTE  5:  NOTES  PAYABLE

As previously stated in the related party transaction footnote this loan was from a shareholder and payable within one year.

                          OEF CORPORATE SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2002

NOTE  6:  COMMON  STOCK

At the organizational meeting the Board of Directors authorized a private offering of 500,000 shares of its common stock to accredited investors at $0.02 to raise start-up capital. All 500,000 shares were sold to five investors prior to December 31, 2001. It also authorized the filing of an SB-2 registration statement for 300,000 shares of common stock for sale at $.50 per share, par value $.001 for a total of $150,000.

The Board of Directors further authorized the issuance of 3,200,000 shares of common stock at par value to the founder of the Company. The founder exercised the purchase of the shares prior to December 31, 2001.

NOTE  7:  LEASES

The company currently leases office space from the major shareholder on a month to month basis. This is classified as an operating lease. Once significant operations commence and operating income is sufficient the Company is expected to move into other offices. The rent expense under this operating lease through March 31, 2002 is $4,960.

NOTE  7:  GOING  CONCERN

From the date of inception to March 31, 2002, the Company has net losses from operating activities, which raise substantial doubt about its ability to continue as a going concern.

The Company is planning to file with the Securities and Exchange Commission a SB-2 in order to raise money from investors. The anticipated initial public offering is to be $300,000. The Company further plans to market its services through its web page for additional business development.

     The Company's ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations.

There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

================================================================================

                                 $75,000 MINIMUM

                                $150,000 MAXIMUM




                          OEF CORPORATE SOLUTIONS, INC.



                             150,000 SHARES MINIMUM
                             300,000 SHARES MAXIMUM
                                  COMMON STOCK
                                 $.001 PAR VALUE




                              ---------------------
                                   PROSPECTUS
                              ---------------------










                                 JULY ____, 2002

================================================================================
================================================================================
Until October __, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


--------------------------------
TABLE  OF  CONTENTS
--------------------------------
Prospectus Summary . . . . . . . . . . . . . .   2
Risk Factors . . . . . . . . . . . . . . . . .   2
Forward-Looking Statements . . . . . . . . . .   5
Dilution and Comparative Data. . . . . . . . .   6
Use of Proceeds. . . . . . . . . . . . . . . .   7
Determination of Offering Price. . . . . . . .   8
Description of Business. . . . . . . . . . . .   8
Plan of Operation. . . . . . . . . . . . . . .  12
Management . . . . . . . . . . . . . . . . . .  13
Compensation . . . . . . . . . . . . . . . . .  13
Certain Relationships and Related Transactions  13
Principal Stockholders . . . . . . . . . . . .  14
Description of the Securities. . . . . . . . .  14
Shares Available for Future Sale . . . . . . .  15
Market for Common Stock. . . . . . . . . . . .  15
Plan of Distribution . . . . . . . . . . . . .  16
Legal Matters. . . . . . . . . . . . . . . . .  17
Experts. . . . . . . . . . . . . . . . . . . .  17
Additional Information . . . . . . . . . . . .  17
Index to Financial Statements. . . . . . . . .  18

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.
================================================================================

PART  II.

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with OEF. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and
             ---------
Exchange  Commission.


Securities and Exchange Commission Filing Fee  $    13.80
Printing Fees and Expenses. . . . . . . . . .      500.00
Legal Fees and Expenses . . . . . . . . . . .   15,000.00
Accounting Fees and Expenses. . . . . . . . .    3,000.00
Blue Sky Fees and Expenses. . . . . . . . . .      500.00
Trustee's and Registrar's Fees. . . . . . . .      500.00
Miscellaneous . . . . . . . . . . . . . . . .      486.20
TOTAL . . . . . . . . . . . . . . . . . . . .  $20,000.00

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On December 27, 2001, we issued 3,200,000 shares of common stock to our Founder, President and Director in exchange for $ 3,200 cash. The securities were sold in a private transaction, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investor had access to all material information pertaining to the Company and its financial condition. The investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

     On  December  28,  2001,  we  issued  500,000  shares  of  common  stock to accredited investors for a total of $10,000. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. Each investor had access to all material information pertaining to the Company and its financial condition. Each investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

ITEM  27.  EXHIBITS.


EXHIBITS.

SEC Ref. No.  Title of Document                         Location
         3.1    Articles of Incorporation. . . . . . .  Attached
         3.2    By-laws. . . . . . . . . . . . . . . .  Attached
         5.1    Legal Opinion included in Exhibit 23.1  Attached
        10.1    Promissory Note  December 27, 2001 . .  Attached
        23.1    Consent of Cletha A. Walstrand, PC . .  Attached
        23.2    Consent of Hawkins Accounting. . . . .  Attached
        99.1    Subscription Agreement . . . . . . . .  Attached
        99.2    Escrow Agreement . . . . . . . . . . .  Attached

ITEM  28.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of OEF in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes  to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, OEF Corporate Solutions, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of San Diego, State of California, on July 17, 2002.

                                           OEF  Corporate  Solutions,  Inc.



Dated:  July  17,  2002                By: /s/  Natalie  Shahvaran
                                       -----------------------------
                                       Natalie  Shahvaran
                                       President  and  Chief  Financial  Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.



/s/  Natalie  Shahvaran,                Date:     July  17,  2002
-------------------------------
President, Chief  Financial Officer,
Secretary and Director